UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2007

Impart Media Group, Inc.
(Exact name of registrant as specified in charter)

Nevada	0-09358	88-0441338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 North Northlake Way
Seattle, Washington 98103
(Address of principal executive offices; zip code)

(206) 633-1852
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED
TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 1.01.	Entry into a Material Definitive Agreement.

Waiver and Amendment

On March 23, 2007, we entered into a Waiver and Amendment to Certificate of Designation of Series A Convertible Preferred Stock, Warrants and Registration Rights Agreement (the “Waiver and Amendment”) with the holders (the “Series A Holders”) of our Series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred”), and our common stock purchase warrants, dated as of March 3, 2006 (the “Series A Warrants”), issued in connection with the issuance of the Series A Preferred.

Pursuant to the terms of the Waiver and Amendment, the Series A Holders have agreed to waive certain rights and amend certain terms of the Registration Rights Agreement, dated as of March 3, 2006, between the Company and the Series A Holders, (the “Registration Rights Agreement”), the Certificate of Designation of the Series A Preferred (“Certificate of Designation”), and the Series A Warrants, as more fully described below.

Registration Rights Agreement

The Series A Holders waived certain rights under the Registration Rights Agreement, including, among other things (a) any default of the Registration Rights Agreement resulting from the unavailability of our registration statement on Form SB-2 covering the shares of common stock underlying the Series A Preferred and Series A Warrants and (b) any liquidated damages that accrued under the Registration Rights Agreement through the date of the Waiver and Amendment, which totaled approximately $202,000. Additionally, we and the Series A Holders agreed that the Waiver and Amendment amends the Registration Rights Agreement to provide for a new timeline for the filing and effectiveness date of an amended registration statement. Under the terms of such amendment, we are required to filing the registration statement on the earlier of (i) fifteen (15) business days after we file our proxy statement for our 2007 annual meeting of shareholders or (ii) May 15, 2007 and we are required to have it declared effective by the Securities and Exchange Commission within thirty (30) days after filing, subject to certain exceptions.

Certificate of Designation

The Series A Holders waived their right to have us redeem their shares of Series A Preferred as a result of the unavailability of our registration statement on Form SB-2. The Series A Holders also waived their right to receive approximately $315,000 of accrued but unpaid dividends payable on the Series A Preferred, which accrued through March 2, 2007. We and the Series A Holders further agreed to amend certain provisions of the Certificate of Designation, including, among other things, (a) to delete the provision regarding the right of the Series A Holders to receive additional shares in the event that we do not meet a $50,000,000 gross revenue threshold, (b) to reduce the conversion price of the Series A Preferred from $1.55 to $1.00 per share, (c) to increase to twenty (20) business days the notice period for any redemption of the Series A Preferred made by us and (d) to reduce the redemption price per share of Series A Preferred to one hundred percent (100%) of the liquidation preference of the Series A Preferred. On March 28, 2007, we filed a Certificate of Amendment to the Certificate of Designations (the “Certificate of Amendment”) to effect the amendments described herein.

Series A Warrants

Pursuant to the terms of the Waiver and Amendment, the Series A Warrants were amended and restated (the “Amended and Restated Series A Warrants”) in order to (a) delete “full-ratchet” anti-dilution rights, (b) decrease the exercise price of the Series A Warrants to $0.01 per share and (c) delete our right to redeem the Series A Warrants.

This foregoing description of the Waiver and Amendment, the Certificate of Amendment and the Amended and Restated Series A Warrants is not intended to be complete and is qualified in its entirety by reference to the full text of the Waiver and Amendment, the Certificate of Amendment and the Amended and Restated Warrant attached to this report as Exhibit 3.1, Exhibit 10.1 and Exhibit 10.2, respectively.

Amendment No. 1

On March 26, 2007, we entered into an Amendment No. 1 ("Amendment") to the Asset Purchase Agreement (the "Agreement"), dated as of February 28, 2006, among E&M Advertising Inc. ("E&M"), E&M Advertising West/Camelot Media, Inc. ("Camelot") and NextReflex, Inc. ("NetReflex" and, collectively with E&M, Camelot and NetReflex, the "Sellers"), on the one hand, and Impart Media Advertising, Inc. (the "Buyer"), on the other hand. Pursuant to the terms of the Amendment, the Sellers and Buyer agreed to revise the Agreement to extend the date on which the $200,000 remaining balance of the purchase price (plus 10% interest accruing from the date of the Amendment) is payable from February 28, 2007 to Septembert 20, 2007.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 3.03, insofar as it relates to a material modification to rights of security holders of the Company.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 22, 2007, our authorized officers determined that it is necessary to restate our unaudited interim consolidated financial statements as of and for the three months ended March 31, 2006, the three and six months ended June 30, 2006, and the three and nine months ended September 30, 2006 (collectively, the “2006 Interim Financial Statements”), which were included in our Quarterly Reports on Form 10-QSB for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006, respectively. The need to restate the 2006 Interim Financial Statements relates to the following error, which resulted in an overstatement of our net losses for the periods referenced in the 2006 Interim Financial Statements:

Our management determined that our 2006 Interim Financial Statements should be restated in order to correct amounts allocated to intangible assets, the related amortization expenses, and the accounting classification between goodwill and other intangible assets in connection with our purchase of substantially all of the assets of E&M, NextReflex and Camelot in February 2006 (the “E&M Transaction”). As a result of the errors, the balances of intangible assets and the balance of Additional Paid in Capital allocated to the purchase on the Consolidated Balance Sheets included in the 2006 Interim Financial Statements were overstated by approximately $600,000.  Further, approximately $3.9 million of value previously allocated to customer lists, amortizable over five years, has been re-allocated to trade names and goodwill, which are subject to periodic reviews for impairment in value but are not amortized. This reclassification of intangible assets and goodwill causes (1) the net loss previously reported for the three months ended March 31, 2006, to be overstated by approximately $250,000, (2) the net losses for the three and six months ended June 30, 2006, to be overstated by approximately $375,000 and $625,000, respectively, and (3) the net losses for the three and nine months ended September 30, 2006, to be overstated by approximately $375,000 and $1,000,000, respectively.

As a result of the errors, our previously-issued 2006 Interim Financial Statements should no longer be relied upon. We will include the restated financial information in amendments to our Quarterly Reports on Form 10-QSB for these periods, which we intend to file as soon as practicable.

The determination to restate our financial statements was reached by our authorized financial officers during our evaluation of intangible assets pursuant to Financial Accounting Standards Board Statement No. 142, “Goodwill and Other Intangible Assets,”  in conjunction with the preparation and review of the Company’s financial statements for the year ended December 31, 2006. Our executive officers have discussed the matters disclosed in this Current Report on Form 8-K with Peterson Sullivan PLLC, our independent registered public accounting firm.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 with respect to the Certificate of Amendment is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

3.1	Certificate of Amendment to Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of Impart Media Group, Inc., dated as of March 26, 2007.

10.1
Waiver and Amendment to Certificate of Designation of Series A Convertible Preferred Stock, Warrants and Registration Rights Agreement, dated March 23, 2007, by and among Impart Media Group, Inc. and the holders of the Series A Convertible Preferred Stock of Impart Media Group, Inc.

10.2	Form of Amended and Restated Series A Warrant (included in Exhibit 10.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPART MEDIA GROUP, INC.
Date: March 27, 2007
	By:	/s/ Thomas C. Muniz
Name: Thomas C. Muniz
Title: President and Chief Operating Officer